As filed with the U.S. Securities and Exchange Commission on January 2, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMPERVA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	03-0460133
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

3400 Bridge Parkway

Redwood Shores, CA 94065

(Address of principal executive offices)

IMPERVA, INC. 2015 EQUITY INDUCEMENT PLAN, AS AMENDED

(Full title of the plans)

Aaron Kuan

Chief Financial Officer

Imperva, Inc.

3400 Bridge Parkway

Redwood Shores, CA 94065

(Name and address of agent for service)

(650) 345-9000

(Telephone number, including area code, of agent for service)

Copies to:

Trâm Phi, Esq. Senior Vice President and General Counsel Imperva, Inc. 3400 Bridge Parkway Redwood Shores, CA 94065 Telephone: (650) 345-9000	David A. Bell, Esq. Fenwick & West LLP 801 California Street Mountain View, CA 94041 Telephone: (650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.0001 par value per share	250,000(2)	$40.00(3)	$10,000,000.00 (3)	$1,245.00

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of the Registrant’s Common Stock that become issuable under the 2015 Equity Inducement Plan, as amended (the “2015 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Represents additional shares reserved for issuance under the 2015 Plan. Shares available for issuance under the 2015 Plan were previously registered on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on November 5, 2015 (Registration No. 333-207825) and on a Registration Statement on Form S-8 filed with the SEC on August 10, 2017 (Registration No. 333-219850).
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act and based upon the average of the high and low sales prices reported on the NASDAQ Stock Market on December 26, 2017.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 250,000 shares under the Registrant’s 2015 Equity Inducement Plan, as amended. This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on November 5, 2015 (Registration No. 333-207825) and the Registrant’s Registration Statement on Form S-8 filed with the Commission on August 10, 2017 (Registration No. 333-219850).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index for a list of exhibits filed as part of this Registration Statement, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood Shores, State of California, this 2nd day of January, 2018.

IMPERVA, INC.

By:	/s/ Aaron Kuan
Aaron Kuan
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christopher Hylen and Aaron Kuan, and each of them acting individually (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in each of them, in any and all capacities, to sign for him or her and in his or her name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Christopher Hylen Christopher Hylen	President and Chief Executive Officer (Principal Executive Officer)	January 2, 2018

/s/ Aaron Kuan Aaron Kuan	Chief Financial Officer (Principal Accounting and Financial Officer)	January 2, 2018

/s/ Anthony Bettencourt Anthony Bettencourt	Vice President, Customer Engagement, Director and Chairman of the Board	January 2, 2018

/s/ Geraldine Elliott Geraldine Elliott	Director	January 2, 2018

/s/ Albert Pimentel Albert Pimentel	Director	January 2, 2018

/s/ Roger Sippl Roger Sippl	Director	January 2, 2018

/s/ Randall Spratt Randall Spratt	Director	January 2, 2018

/s/ Allan Tessler Allan Tessler	Director	January 2, 2018

/s/ James Tolonen James Tolonen	Director	January 2, 2018

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Restated Certificate of Incorporation of the Registrant. [1]

4.2	Amended and Restated Bylaws of the Registrant. [2]

4.3	Specimen certificate evidencing shares of common stock. [3]

5.1	Opinion of Fenwick & West LLP. *

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on signature page to this Registration Statement).*

99.1	2015 Equity Inducement Plan, as amended, and forms of agreement and subplan thereunder.*

*	Filed herewith.
1.	Incorporated by reference to Exhibit 3.3 to Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-175008) filed by the Registrant on October 28, 2011.
2.	Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35338) filed by the Registrant on December 20, 2017.
3.	Incorporated by reference to Exhibit 3.3 to Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-175008) filed by the Registrant on October 28, 2011.